Exhibit 5.2
May 13, 2010
Arch Coal, Inc.
One CityPlace Drive
Suite 300
St. Louis, Missouri 63141
Ladies and Gentlemen:
     We have acted as special Kentucky counsel to Coal-Mac, Inc., a Kentucky corporation (“Coal-Mac”), and as special West Virginia counsel to Mountain Gem Land, Inc., a West Virginia corporation (“Mountain Gem” and, together with Coal-Mac, the “Designated Subsidiary Guarantors”), in connection with the Registration Statement on Form S-4 (File No. 333-165934) (the “Registration Statement”) filed by Arch Coal, Inc., a Delaware corporation (the “Company”), and the subsidiary guarantors named therein (the “Subsidiary Guarantors”), including the Designated Subsidiary Guarantors, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of (i) $600,000,000 aggregate principal amount of its 8 3/4% Senior Notes due 2016 (the “Exchange Notes”) to be offered in exchange for a like principal amount of the Company’s issued and outstanding unregistered 8 3/4% Senior Notes due 2016 and (ii) the guarantees of the Exchange Notes by the Subsidiary Guarantors (the “Guarantees”). The Exchange Notes and the Guarantees are proposed to be issued in accordance with the terms of the Indenture (the “Indenture”), dated as of July 31, 2009, by and among the Company, certain of the Subsidiary Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of February 8, 2010, by and among the Company, certain of the Subsidiary Guarantors party thereto and the Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of March 12, 2010, by and among the Company, the Subsidiary Guarantors party thereto and the Trustee (the “Second Supplemental Indenture”), and the Third Supplemental Indenture, dated as of May 7, 2010, by and among the Company, the Subsidiary Guarantors and the Trustee (the “Third Supplemental Indenture”).
     In connection with rendering the opinions set forth below, we have examined the Registration Statement, the Prospectus contained therein, the Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the respective Certificates of Incorporation and the respective bylaws of the Designated Subsidiary Guarantors, and resolutions adopted by the respective boards of directors of the Designated Subsidiary Guarantors, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and of officers of the Designated Subsidiary Guarantors. We have not independently established any of the facts so relied on.
     For the purposes of this opinion letter, we further have made the assumptions that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all

Arch Coal, Inc.
May 13, 2010

signatures (other than signatures on behalf of the Designated Subsidiary Guarantors) on each such document are genuine. We also have assumed for purposes of this opinion letter the legal capacity of natural persons and that each party to the documents we have examined or relied on (other than the Designated Subsidiary Guarantors) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against it. We have not verified any of the foregoing assumptions.
     The opinions expressed in this opinion letter are limited to the laws of the Commonwealth of Kentucky (insofar as the opinions relate to Coal-Mac) and the State of West Virginia (insofar as the opinions relate to Mountain Gem), including the applicable provisions of the Kentucky and West Virginia Constitutions, respectively, and reported judicial decisions interpreting those laws. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of federal law, the laws of any states other than Kentucky or West Virginia or the laws of any county, municipality or other political subdivision or local governmental agency or authority.
     Based on and subject to the foregoing and to the additional qualifications and other matters set forth below, it is our opinion that the Guarantees issued by the Designated Subsidiary Guarantors, when (a) the Company’s outstanding unregistered 8 3/4% Senior Notes due 2016 have been exchanged in the manner described in the Registration Statement, (b) the Exchange Notes and the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, and (c) all applicable provisions of “blue sky” laws have been complied with, will constitute valid and binding obligations of the Designated Subsidiary Guarantors, enforceable against the Designated Subsidiary Guarantors in accordance with their terms and will be entitled to the benefits of the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture.
     In addition to the assumptions, qualifications and limitations set forth elsewhere herein, this opinion is subject to the following:
     A. Although attorneys in our firm are licensed to practice law in a variety of jurisdictions, only those admitted to the bars in the Commonwealth of Kentucky and the State of West Virginia have been involved in the issuance of this opinion, and we express no opinion as to the laws of any jurisdiction other than the Commonwealth of Kentucky and the State of West Virginia. Insofar as the opinions expressed herein relate to matters governed by laws other than those set forth in the preceding sentence, we have assumed, without having made any independent investigation, that such laws are substantively identical in all material respects to the laws of the Commonwealth of Kentucky and the State of West Virginia and do not affect any of

Arch Coal, Inc.
May 13, 2010

the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.
     B. The enforcement of the Exchange Notes and the Guarantees may be limited by bankruptcy, insolvency, reorganization, moratorium (including, without limitation, all laws relating to fraudulent transfers), other similar laws relating to or affecting enforcement of creditors’ rights generally, general principles of equity (regardless of whether enforcement is considered a proceeding in equity or at law), public policy and the exercise of judicial discretion.
     C. We express no opinion herein in respect of the legality, validity or enforceability of provisions in any document for the recovery of legal fees, precluding oral waivers or modifications of provisions of the document, relating to waivers of equitable rights and defenses by the Designated Subsidiary Guarantors, precluding the Designated Subsidiary Guarantors from asserting certain claims or defenses or from obtaining certain rights and remedies, or purporting to waive the right to trial by jury or any rights under usury laws,
     The foregoing opinions are rendered as of the date hereof, and we have not undertaken to supplement this opinion with respect to factual matters or changes in law which may hereafter occur.
     The limitations inherent in the role of special local counsel are such that we cannot and have not independently verified and are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the information included in the Registration Statement or the Prospectus and, except for the opinions contained herein and as specifically provided below, we have not participated in the preparation of any material in connection with the filing by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) of the Registration Statement with respect to the registration of the Exchange Notes and assume no responsibility for the contents of any such material.
     We hereby consent to the reference to Jackson Kelly PLLC under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,
/s/ Jackson Kelly PLLC